UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

IDdriven, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-197094	46-4724127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Moss Rock Dr., Auburn, CA 95602

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (480) 307-9700

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Consultant Agreement

On July 1, 2016, IDdriven, Inc. (“we,” “us,” or the “Company”) entered into a consultant agreement with John H. Shaw (the “Consultant Agreement”). Pursuant to the terms of the Consultant Agreement, the Company engaged Mr. Shaw to produce a number of corporate communications and investor relations projects and to provide consulting services for a period of 6 months (the “Services”). The Consultant Agreement is terminable at will by either the Company or Mr. Shaw upon one month’s advance written notice.

In return for the Services, the Company agreed to issue to Mr. Shaw 300,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) on September 30, 2016. The shares of Common Stock issued to Mr. Shaw have automatic “piggyback” registration rights at no cost to Mr. Shaw.

On September 30, 2016, the Company issued 300,000 shares of Common Stock to Mr. Shaw as required by the Consultant Agreement.

The Consultant Agreement also provides that the Company will reimburse Mr. Shaw for routine out of pocket expenses, such as local travel, copies, database subscription and North American telephone and fax costs. The Consultant Agreement also provides that the Company will reimburse Mr. Shaw within 10 days for extraordinary expenses, including travel outside of West Los Angeles, international phone calls over $25 per month or outsourced collateral material bulk printing, provided that the Company approves these expenses in writing in advance.

The Company has also agreed in the Consultant Agreement to indemnify Mr. Shaw and his employees or subcontractors for any liabilities incurred in connection with the provision of the Services, unless such liabilities are judicially determined to have resulted from the applicable person’s gross negligence or willful misconduct.

Securities Purchase Agreement – 10% Secured Promissory Note and Sale of Common Stock

On June 17, 2016 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “Agreement”) with an R & T Sports Marketing, Inc., an unrelated third party (the “Investor”). Pursuant to the terms of the Agreement, on the Effective Date, we issued to the Investor a 10% secured promissory note in exchange for payment to the Company of $100,000 (the “Note”), payable to the Company as set forth in the Note.  The Agreement also provided that, in connection with the purchase of the Note, the Company would issue to the Investor 400,000 shares of Common Stock.  On September 12, 2016, the Note was subsequently exchanged for a new secured convertible promissory note as disclosed and described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2016.

The Company issued 400,000 shares of Common Stock to the Investor on September 30, 2016, as required by the Agreement.

Pledge Agreement

The Company’s obligations pursuant to the Note, and therefore the Company’s obligations pursuant to the replacement note described above, are secured by a pledge of the 17,910,000 shares of Common Stock owned by Arend D. Verweij, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, pursuant to a stock pledge agreement, dated as of June 17, 2016, entered into between the Investor, as pledgee, and Mr. Verweij, as pledgor (the “Pledge Agreement”).

Under the terms of the Pledge Agreement, Mr. Verweij granted to the Investor a first priority lien on and a first priority security interest in the shares of Common Stock owned by Mr. Verweij, including all (i) capital, revenue, profit, income, gain or other property or proceeds, return on contribution or otherwise with respect to such shares, (ii) all securities, moneys or property representing dividends or interest on any of the such shares or representing a distribution in respect of such shares, or resulting from a split-up, revision, reclassification or other like change of the shares or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the shares; (iii) all right, title and interest of Mr. Verweij in, to and under any policy of insurance payable by reason of loss or damage to the shares; (iv) all other payments due or to become due to Mr. Verweij in respect of the shares; and (v) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

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In the event that the Company defaults under the Note, the Investor shall have the rights all the rights of a secured party under the Uniform Commercial Code as in effect in the State of Florida with respect to the pledged shares.

The descriptions of the terms and conditions of the Consultant Agreement, the Agreement and the Pledge Agreement above do not purport to be complete and are qualified in their entirety to the complete text of the Consultant Agreement, the Agreement and the Pledge Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

On September 30, 2016, the Company issued to an unrelated stockholder (the “Stockholder”) 3,720,004 shares of Common Stock, pursuant to a conversion by the Stockholder of 110,236 shares of Series A Preferred Stock of the Company held by the Stockholder with a face amount of $110,236, which were convertible into shares of Common Stock in accordance with the terms of the Series A Preferred Stock. The shares of Common Stock were issued based on a conversion price of $0.0296333 per share.

The issuances to Mr. Shaw, the Stockholder and the Investor were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration provided by Sections 4(a)(2) and 3(a)(9) under the Securities Act in a transaction not involving a public offering or distribution. The shares of Common Stock may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consultant Agreement between John H. Shaw and IDdriven, Inc., dated as of July 1, 2016.

10.2	Securities Purchase Agreement dated June 17, 2016, between IDdriven, Inc., R & T Sports Marketing, Inc., and Legal & Compliance, LLC, as escrow agent.

10.3	Stock Pledge Agreement dated June 17, 2016 between IDdriven, Inc., R & T Sports Marketing, Inc., and Legal & Compliance, LLC, as escrow agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDdriven, Inc.

Date: October 6, 2016	By:	/s/ Arend D. Verweij
Arend D. Verweij Chief Executive Officer and Chief Financial Officer

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